SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 Date of Report
                               ------------------
                                December 31, 2002

                              AMEN Properties, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its Charter)

                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)

                                    00-22847
                            ------------------------
                            (Commission File Number)

                                   54-1831588
                        ---------------------------------
                        (IRS Employer Identification No.)

                         303 W. Wall Street, Suite 1700
                              Midland, Texas 79701
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (915) 684-3821
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                       NA

              ----------------------------------------------------
          (Former Name of Former Address, if Changed Since Last Report)

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                                    FORM 8-K

Item 5. Other Events and Regulation FD Disclosure.

On December 18, 2002, AMEN Properties, Inc. (the Company or "AMEN") announced that it received notice that its common stock will continue to be listed on The Nasdaq SmallCap Market via an exception from the minimum bid price and shareholders' equity requirements.

As previously disclosed, the Company received Nasdaq Staff Determinations of non-compliance with these requirements on Oct. 9, 2002, and Nov. 20, 2002, respectively. The Company was granted a temporary exception from these standards subject to AMEN meeting certain conditions.

On or before Dec. 31, 2002, the Company must make a public filing with the Securities and Exchange Commission (SEC) and Nasdaq evidencing a minimum of $2.5 million in shareholders' equity. In addition, on or before Dec. 31, 2002, the Company must file a proxy statement with the SEC and Nasdaq evidencing its intent to seek shareholder approval for the implementation of a reverse stock split, resulting in the company having a closing bid price above $1 per share by February 14, 2003. Finally, on or before March 31, 2003, the Company must file the Form 10-K for 2002, evidencing continued compliance with the minimum shareholders' equity requirement.

The Company believes it can meet these conditions, however, there can be no assurance that it will do so. If at some future date the Company's securities should cease to be listed on The Nasdaq SmallCap Market, they may continue to be listed in the OTC-Bulletin Board.

Effective December 20, 2002, and for the duration of the exception, the Company's Nasdaq symbol will be AMENC. The "C" will be removed from the symbol when the Nasdaq Panel has confirmed compliance with the terms of the exception and all other criteria necessary for continued listing.

The unaudited pro forma financial information included in this Item 5 serves to provide an update of the company's financial position in an effort to comply with the decision made by the Nasdaq Listing Qualifications Panel. It includes updated information on the following:

1. the asset divestiture to Salem Communications Corporation ("the asset sale"), which closed on October 4, 2002 and was disclosed in a press release and in a Current Report on Form 8-K filed with the SEC by the Company on October 15, 2002,
2. the acquisition of approximately 65% of the limited partnership shares of TCTB Partners, Ltd. ("the asset acquisition"), which closed on October 31, 2002 and was disclosed in a press release and in a Current Report on Form 8-K filed with the SEC on November 7, 2002, and
3.   current operations.

This report does provide financial information required by Item 7. An amendment to the November 7, 2002 8-K providing such information filed in a subsequent Current Report on Form 8-KA.

Pro forma financial information.

An unaudited pro forma condensed consolidated balance sheet at September 30, 2002 and November 30, 2002 is filed with this report. The balance sheet reflects the financial position of the Company assuming the asset sale and the asset acquisition had occurred on September 30, 2002. It also includes estimates of current activity for October and November 2002. All material adjustments required to reflect the asset sale are set forth in the column labeled "Asset Sale Pro Forma Adjustments." All material adjustments required to reflect the asset acquisition are set forth in the column labeled "Asset Acquisition Pro Forma Adjustments." All material adjustments required to reflect estimated October and November 2002 activity are set forth in the column labeled "Estimated Activity Through October and November 2002." The data contained in the column labeled "September 2002 Actual" is derived from the Company's unaudited consolidated balance sheet as of September 30, 2002. The pro forma data is for informational purposes only and may not necessarily reflect the Company's current financial position, or what the financial position would have been had the asset sale and the asset acquisition occurred on September 30, 2002.



AMEN Properties, Inc.
BALANCE SHEETS

                                                                                (b)                           (c)
                                                                (a)            Asset         Pro Forma     Estimated
                                                Actual       Asset Sale      Acquisition     September    Activity For   Pro Forma
                                            September 2002    Pro Forma       Pro Forma        2002       Oct. & Nov.  November 2002
                                              (unaudited)    Adjustments     Adjustments     (unaudited)     2002       (unaudited)
                                            ---------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                   $ 199,018    $ 4,100,000      $ (1,606,521)  $ 2,692,496 $ (1,124,833) $ 1,567,664
   Short-term investments                         76,234                                         76,234      (35,000)      41,234
   Accounts receivable                           210,680                           37,458       248,139       28,799      276,937
   Deferred costs                                 33,668                                         33,668       36,000       69,668
   Assets held for sale                        2,624,436     (2,624,436)
                                            -------------  --------------   -------------- -------------  ----------- ------------
        Total current assets                   3,144,036      1,475,564        (1,569,063)    3,050,537   (1,095,034)   1,955,503

LONG TERM INVESTMENTS                             52,326                                         52,326                    52,326

PROPERTY AND EQUIPMENT, net                       18,562                       11,874,887    11,893,449     (141,309)  11,752,141

OTHER ASSETS:
   Deposits                                       62,165        (60,000)            7,485         9,650       (2,127)       7,523
   Deferred costs                                                                 138,460       138,460                   138,460
   Goodwill, net                                 300,399                                        300,399                   300,399
                                            -------------  --------------   -------------  -------------  ----------- ------------
        Total other assets                       362,564        (60,000)          145,945       448,509       (2,127)     446,382

TOTAL ASSETS                                 $ 3,577,488    $ 1,415,564      $ 10,451,769  $ 15,444,821 $ (1,238,469)$ 14,206,352
                                            =============  =============   ==============  ============= ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                            $ 244,692                        $ 193,573     $ 438,265   $ (283,089)   $ 155,176
   Accrued liabilities                         1,474,946                              925     1,475,871   (1,066,323)     409,548
   Deferred revenue                                                                38,042        38,042       74,454      112,496
                                            -------------  -------------   ---------------  --------------------------------------
        Total current liabilities              1,719,638                          232,540     1,952,178   (1,274,958)     677,221

OTHER LIABILITIES:
   Accounts payable                              131,328                          111,600       242,928      (46,928)     196,000
   Other liabilities                                 597                           44,397        44,994         (597)      44,397

LONGTERM DEBT
    Note Payable-Wells Fargo                                                    6,500,000     6,500,000      (13,160)   6,486,840
    Promissory Note - TCTB                                                      2,789,087     2,789,087                 2,789,087
                                            --------------  ------------   ----------------  -------------------------------------
         Total Long Term Debt                                                   9,289,087     9,289,087      (13,160)   9,275,927

MINORITY INTEREST                                                                 774,144       774,144       54,962      829,106

STOCKHOLDERS' EQUITY
   Preferred stock, $.001 par value,
    5,000,000 shares authorized,
    80,000 Series "A" shares issued
    and outstanding                                   80                                             80                        80
    80,000 Series "B" shares
    issued and outstanding                            80                                             80                        80
   Common stock, $.01 par value, 20,000,000
    shares authorized,
    7,968,221 shares issued and outstanding       79,682                                         79,682                    79,682
   Common stock warrants                         127,660                                        127,660                   127,660
   Additional paid-in capital                 42,052,931                                     42,052,931                42,052,931
   Retained Earnings (Accumulated deficit)   (40,538,640)     1,415,564                     (39,123,076)      42,211  (39,080,865)
   Accumulated other comprehensive loss:
       Net unrealized gain on
        available-for-sale securities              4,132                                          4,132                     4,132
                                            -------------  -------------   -------------- ------------- ------------- ------------

        Total stockholders' equity             1,725,925      1,415,564                       3,141,489       42,211    3,183,700


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $ 3,577,488    $ 1,415,564      $ 10,451,769  $ 15,444,821 $ (1,238,469)$ 14,206,352
                                            =============  =============   ============== ============= ============= ============



Notes to Adjustments to Unaudited Proforma Consolidated Balance Sheet.

(a) To record the asset sale and the related gain. On October 4, 2002, the asset sale was completed as the Company received approximately $4.1 million in cash from Salem Communications Inc., who acquired the crosswalk.com website and related assets.

(b) To record the asset acquisition of approximately 65% of the limited partnership shares of TCTB Partners, Ltd. ("TCTB"). On October 31, 2002, the Company entered into an agreement with certain limited partners of TCTB to purchase their limited partnership in effective October 1, 2002. The assets of TCTB are two secondary office market properties in Midland and Lubbock, Texas. The adjustments assume full consolidation of the partnership with minority interest. The two real estate buildings were "stepped-up" to current fair market value for AMEN's interest only. The remaining interest in the buildings is stated at carryover basis. The long-term debt, which was refinanced in 2002, and the other assets and liabilities were deemed to be stated at current fair market value.

(c) To record the estimated impact of operations for October and November 2002 and the Company's interest in TCTB Partners, Ltd. As stated above, the adjustments assume full consolidation of TCTB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          __________________________________________
                          AMEN Properties, Inc.
                          (Registrant)
                          __________________________________________
                          By /s/ Eric Oliver
Date: December 31, 2002   Chairman of the Board of Directors and Chief
                          Executive Officer
                          (Signature)